UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017 (March 24, 2017)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2017, Scott M. Custer resigned from, and declined to stand for re-election to, the Board of Directors of F.N.B. Corporation (“F.N.B.”), effective immediately, in order to pursue other business opportunities. Mr. Custer’s resignation was not as a result of any disagreement with F.N.B. on any matter relating to F.N.B.’s operations, accounting matters, policies or practices.

Additionally on that date, Mr. Custer elected to terminate the Consulting Agreement which he had entered into with F.N.B. in connection with the completion of the merger between Yadkin Financial Corporation and F.N.B.; and F.N.B. and First National Bank of Pennsylvania granted a limited waiver of the non-competition restrictions contained in Mr. Custer’s employment agreement with Yadkin Financial Corporation and Yadkin Bank. Pursuant to the Consulting Agreement, Mr. Custer will be entitled to receive the pro-rated fee which accrued through the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie, Chief Legal Officer

Date: March 30, 2017